EXHIBIT 5.1

               OPINION OF ROBINS, KAPLAN, MILLER & CIRESI, L.L.P.


                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               2800 LaSalle Plaza
                               800 LaSalle Avenue
                           Minneapolis, MN 55402-2015



                                February 11, 2002

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-9763

         Re:      REGISTRATION STATEMENT ON FORM S-8
                  2002 EMPLOYEE STOCK PURCHASE PLAN
                  REGISTRATION OF 750,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 750,000 shares of Common Stock, $0.25 par value, of MTS Systems Corporation (the "Registrant") offered to eligible employees pursuant to the MTS Systems Corporation 2002 Employee Stock Purchase Plan (the "Plan").

         We advise you that it is our opinion, based on our familiarity with the affairs of the Registrant and upon our examination of pertinent documents, that the 750,000 shares of Common Stock to be issued by the Registrant under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Registrant.

         The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.


                                      Sincerely,

                                      /s/ ROBINS, KAPLAN, MILLER & CIRESI L.L.P.